Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           HARVEST STATES COOPERATIVES
             (Exact name of registrant as specified in its charter)

               Minnesota                                   41-0251095
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                               1667 North Snelling
                                 P.O. Box 64594
                            St. Paul, Minnesota 55164
          (Address, including zip code, of principal executive offices)
                              --------------------
                           HARVEST STATES COOPERATIVES
                         KEY EMPLOYEE SHARE OPTION PLAN
                            (Full title of the plan)
                              --------------------
                                 Thomas F. Baker
                          Group Vice President--Finance
                               1667 North Snelling
                                 P.O. Box 64594
                            St. Paul, Minnesota 55164
                                 (612) 641-3736
 (Name, address, including zip code, and telephone number, including area code, of, agent for service)
                              --------------------
                                    Copy To:
                             William B. Payne, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                        Minneapolis, Minnesota 55402-1498
                              --------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                Proposed Maximum
 Title of Securities                Aggregate                     Amount of
  to be Registered              Offering Price(1)             Registration Fee
--------------------------------------------------------------------------------
Options to Purchase
    Securities                    $ 10,000,000                    $ 2,950
================================================================================

(1)      In accordance with Rule 457(o).

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Harvest States Cooperatives (the "Company") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by reference:

         (a)      Annual Report on Form 10-K for the fiscal year ended May 31,
                  1997.

         (b)      Quarterly Report on Form 10-Q for the quarter ended August 31,
                  1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The Plan provides for the right to receive an option to purchase securities in exchange for a reduction in future bonus or salary. The options must be held for at least six months after being granted before the exercise and expire upon the earliest of the following: 90 days after the participant's termination of employment for cause; 120 months after the participant's termination of employment for any other reason; or 20 years after being granted. In exchange for a reduction in bonus or salary in a specified dollar amount, the participant will receive the right to purchase securities with a fair market value of 133 1/3% of the specified dollar amount at a price of 33 1/3% of the specified dollar amount. The option's exercise price will remain unchanged, except for stock dividends, stock splits, rights offerings, recapitalizations or similar transactions.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The statutes of the State of Minnesota give the Company the power to indemnify any director, officer, manager, employee or agent, who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against certain liabilities and expenses incurred in connection with the action, suit or proceeding.

         Article VII of the Bylaws of the Company provides that the Company shall indemnify each director, officer, manager, employee, or agent of the Company, and any person serving at the request of the Company as a director, officer, manager, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred to he fullest extent to which such directors, officers, managers, employee or agents of an association may be indemnified under the law of the State of Minnesota or any amendments thereto or substitutions therefor. Article VII provides that the Company shall have power to purchase and maintain insurance against any liability asserted against such persons and incurred by such persons in any such capacity.

         Article X of the Company's Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for a breach of the director's duty of loyalty to the Company or its members; (ii) for acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) for a transaction from which the director derived an improper personal benefit; or (iv) for an act or omission occurring prior to the date when the provisions of such Article (or predecessor thereto) became effective. It is the stated intention of the members of the Company to eliminate or limit the personal liability of the directors of the Company to the greatest extent permitted under Minnesota law. Such Article X provides that if amendments to the Minnesota Statues are passed after the effective date of such Article X which authorize associations to act to further eliminate or limit the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the greatest extent permitted by the Minnesota Statues, as so amended.

         The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

         4.1      Harvest States Cooperatives Key Employee Share Option Plan.

         5.1      Opinion and Consent of Dorsey & Whitney LLP.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Dorsey & Whitney LLP. (Included in Exhibit 5.1.)

         24.1     Power of Attorney. (Included on signature page.)

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, November 17, 1997.


                                    HARVEST STATES COOPERATIVES

                                    By  /s/ John D. Johnson
                                        ----------------------------------------
                                        John D. Johnson
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Johnson and T.F. Baker as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 17, 1997.

          Signature                                      Title
          ---------                                      -----

     /s/John D. Johnson                    President and Chief Executive Officer
-----------------------------              (Principal Executive Officer)
       John D. Johnson

       /s/T. F. Baker                      Group Vice President--Finance
-----------------------------              (Principal Financial Officer)
         T. F. Baker

       /s/John Schmitz                     Vice President--Corporate Accounting
-----------------------------              (Principal Accounting Officer)
        John Schmitz

      /s/Steven Burnet                     Chairman of the Board of Directors
-----------------------------
       Steven Burnet

       /s/Steve Carney                     Director
-----------------------------
        Steve Carney

     /s/Sheldon Haaland                    Director
-----------------------------
       Sheldon Haaland

     /s/Jerry C. Hasnedl                   Director
-----------------------------
      Jerry C. Hasnedl

     /s/Edward Hereford                    Director
-----------------------------
       Edward Hereford

      /s/Gerald Kuster                     Director
-----------------------------
        Gerald Kuster

      /s/Tyrone A. Moos                    Director
-----------------------------
       Tyrone A. Moos

      /s/Duane G. Risan                    Director
-----------------------------
       Duane G. Risan

  /s/William J. Zarak, Jr.                 Director
-----------------------------
    William J. Zarak, Jr.

      /s/Edward Ellison                    Director
-----------------------------
       Edward Ellison

    /s/Leonard D. Larsen                   Director
-----------------------------
      Leonard D. Larsen

      /s/Duane Stenzel                     Director
-----------------------------
        Duane Stenzel

     /s/Russell W. Twedt                   Director
-----------------------------
      Russell W. Twedt

   /s/Merlin Van Walleghen                 Director
-----------------------------
    Merlin Van Walleghen

                                  EXHIBIT INDEX



Exhibit                                                                  Page
-------                                                                  ----

4.1      Harvest States Cooperatives Key Employee Share Option Plan

5.1      Opinion and Consent of Dorsey & Whitney LLP

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1     Power of Attorney (included on Signature page)